EXHIBIT O - 18F-3 PLAN

                         THE ADVISORS' INNER CIRCLE FUND

                         AMENDED AND RESTATED RULE 18F-3
                               MULTIPLE CLASS PLAN

                                  FEBRUARY 2001

The Advisors' Inner Circle Fund (the "Trust"), a registered investment company that consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each fund listed on Schedules attached hereto (each a "Fund" and together the "Funds").

A.    ATTRIBUTES OF SHARE CLASSES

      1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is attached as Exhibits hereto.

      2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal PRO RATA interest in the Fund and will have identical terms and conditions, except that:
               (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's prospectus(es); (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.    EXPENSE ALLOCATIONS

      1. With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution


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               Plan or service fees relating to a particular class of shares are
               (or will be) borne exclusively by that class; (ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

      2. Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.    AMENDMENT OF PLAN; PERIODIC REVIEW

      1. This Plan must be amended, as necessary, to properly describe (through additional Exhibits hereto) any new class of shares approved by the Board.

      2. The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least annually for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.


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                                   SCHEDULE A

                                    AIG FUNDS








                   FUND                                CLASS A           CLASS B

                   AIG Money Market Fund                  X                 X



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                                   SCHEDULE B

                                    CRA FUNDS






                                                    CLASS A        INSTITUTIONAL
                   FUND                                                CLASS

                   CRA Realty Shares Fund              X                 X




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                                   SCHEDULE C

                                   TOEWS FUNDS






                                                        ADVISOR         INVESTOR
                   FUNDS                                  CLASS          CLASS

                   S&P 500 Hedged Index Fund               X                 X

                   NASDAQ 100 Hedged Index Fund            X                 X






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                                                                      EXHIBIT A

                              AIG MONEY MARKET FUND
                        CERTIFICATE OF CLASS DESIGNATION

                                     CLASS A

1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

             Class A are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.           ELIGIBILITY OF PURCHASERS

             Class A Shares are available to individual and institutional investors and require a minimum initial investment (as described in the prospectus) of $10,000,000.

3.           EXCHANGE PRIVILEGES

             Class A Shares do not have exchange privileges.

4.           VOTING RIGHTS

             Each Class A Share shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class A Shares (such as a distribution plan or service agreement relating to the Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shares shareholders differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Class A Shares do not have a conversion feature.


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                                                                      EXHIBIT B

                              AIG MONEY MARKET FUND
                        CERTIFICATE OF CLASS DESIGNATION

                                     CLASS B

1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

             Class B Shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .35% of each Fund's average daily net assets attributable to the Class B Shares. The Distributor will use its fee for expenses associated with the promotion and sale of the Fund's Class B Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.           ELIGIBILITY OF PURCHASERS

             Class B Shares are available to individual and institutional investors and require a minimum initial investment (as described in the prospectus) of $25,000.

3.           EXCHANGE PRIVILEGES

             Class B Shares do not have exchange privileges.

4.           VOTING RIGHTS

             Each Class B Share shareholder will have one vote for each full Class B Share held and a fractional vote for each fractional Class B Share held. Class B Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Class B Shares (such as a distribution plan or service agreement relating to the Class B Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class B Shares shareholders differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Class B Shares do not have a conversion feature.


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                                                                      EXHIBIT C

                           CRA REALTY SHARES PORTFOLIO
                        CERTIFICATE OF CLASS DESIGNATION

                                     CLASS A

1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

             Class A Shares are sold subject to a sales load as described in the prospectus, but are subject to a Rule 12b-1 fee. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .25% of each Fund's average daily net assets attributable to the Class A Shares. The Distributor may use its fee for expenses associated with the promotion and sale of the Fund's Class A Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.           ELIGIBILITY OF PURCHASERS

             Class A Shares require a minimum initial investment of $5,000 and are available to both individual and institutional investors.

3.           EXCHANGE PRIVILEGES

             Class A Shares do not have exchange privileges.

4.           VOTING RIGHTS

             Each Class A Shares shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class A Share held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A Shares (such as a distribution plan or service agreement relating to Class A Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shares shareholders differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Class A Shares do not have a conversion feature.


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                                                                      EXHIBIT D

                           CRA REALTY SHARES PORTFOLIO
                        CERTIFICATE OF CLASS DESIGNATION

                              INSTITUTIONAL SHARES

1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

             Institutional Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.           ELIGIBILITY OF PURCHASERS

             Institutional Shares require a minimum initial investment of $100,000 and are offered primarily to financial institutions investing for their own or their customers' accounts.

3.           EXCHANGE PRIVILEGES

             Institutional Shares do not have exchange privileges.

4.           VOTING RIGHTS

             Each Institutional Share shareholder will have one vote for each full Institutional Share held and a fractional vote for each fractional Institutional Share held. Institutional Shares shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Institutional Shares (such as a distribution plan or service agreement relating to Institutional Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Institutional Share shareholders differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Institutional Shares do not have a conversion feature.


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                                                                      EXHIBIT E

                            S&P 500 HEDGED INDEX FUND
                              NASDAQ 100 HEDGED INDEX FUND
                        CERTIFICATE OF CLASS DESIGNATION

                                 INVESTOR CLASS

1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS, OTHER EXPENSES

             Investor Class Shares are sold without a load or sales charge and are not subject to a Rule 12b-1 fee.

2.           ELIGIBILITY OF PURCHASERS

             Investor Class Shares are offered primarily to individuals investing through registered investment advisers and financial institutions investing for their own customers' accounts.

3.           EXCHANGE PRIVILEGES

             Investor Class Shares of each Fund may be exchanged for Investor Shares of each other Toews Fund in accordance with the procedures disclosed in the Funds' Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.           VOTING RIGHTS

             Each Investor Class shareholder will have one vote for each full Investor Class Share held and a fractional vote for each fractional Investor Class Share held. Investor Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Investor Shares (such as a distribution plan or service agreement relating to Investor Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Investor Share shareholders differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Investor Shares do not have a conversion feature.


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                                                                      EXHIBIT F

                            S&P 500 HEDGED INDEX FUND
                              NASDAQ 100 HEDGED INDEX FUND
                        CERTIFICATE OF CLASS DESIGNATION

                                  ADVISOR CLASS

1.           CLASS-SPECIFIC DISTRIBUTION ARRANGEMENTS; OTHER EXPENSES

             Advisor Class Shares are sold subject to a contingent deferred sales charge (as described in the prospectus) and may be subject to Rule 12b-1 fees. The Trust, on behalf of each Fund, will make monthly payments to the Distributor under the Distribution and Service Plan (the "Plan") approved by the Board of Trustees at an annual rate of up to 1.00% of each Fund's average daily net assets attributable to the Advisor Class Shares. The Distributor will use .75% of the fee for distribution services and other expenses associated with the promotion and sale of the Fund's Advisor Class Shares, including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel. The Distributor will use .25% of the fee it receives in connection with its provision of shareholder or account maintenance services, or to compensate service providers for providing ongoing account maintenance and other services to Advisor Class shareholders (including, where applicable, any underlying beneficial owners) identified in the Plan.

2.           ELIGIBILITY OF PURCHASERS

             Advisor Class Shares are available to individual and institutional investors through broker-dealers and financial planners and may require a minimum initial investment (as described in the prospectus).

3.           EXCHANGE PRIVILEGES

             Advisor Class Shares may be exchanged for Advisor Class Shares of each other Toews Fund in accordance with the procedures disclosed in the Funds' Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.           VOTING RIGHTS

             Each Advisor Class shareholder will have one vote for each full Advisor Class Share held and a fractional vote for each fractional Advisor Class Share held. Advisor Class shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Advisor Class Shares (such as a distribution plan or service agreement relating to Advisor Class Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Advisor Class shareholders differ from the interests of holders of any other class.

5.           CONVERSION RIGHTS

             Advisor Class Shares do not have a conversion feature.